EXHIBIT 99.1

Date:     January 24, 2005
Contact:  Bruce S. Rosenbloom, CFO
Phone:    (954) 979-5995
Fax:      (954) 971-0544

PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES THIRD QUARTER
FINANCIAL RESULTS

Pompano Beach, Florida, January 24, 2005 - PetMed Express, Inc. (NASDAQ: PETS) today announced results for the quarter ended December 31, 2004. Net sales for the three months ended December 31, 2004 were $20.8 million, compared to $17.2 million for the three months ended December 31, 2003, an increase of 21%. Net income was $2.0 million, or $.08 diluted per share, for the quarter ended December 31, 2004, compared to $1.2 million, or $.05 diluted per share, for the quarter ended December 31, 2003, an increase to net income of 60%. Net sales for the nine months ended December 31, 2004 were $84.8 million, compared to $72.5 million for the nine months ended December 31, 2003, an increase of 17%. Net income was $5.6 million, or $.23 diluted per share, for the nine month period, compared to net income of $4.5 million or $.19 diluted per share, for the same period a year ago, an increase to net income of 25%.

Mendo Akdag, CEO, commented: "Our reorder sales increased 27%, from $11.4 million to $14.5 million for the three months ended December 31, 2003 and 2004, and our reorder sales increased 40%, from $36.8 million to $51.7 million for the nine months ended December 31, 2003 and 2004, respectively. We also acquired approximately 85,000 new customers in the quarter and approximately 430,000 new customers for the nine month period, and approximately 53% of all orders were placed on our website for the quarter."

Founded in 1996, PetMed Express is America's largest pet pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800PetMeds.com.
   -------------------

This press release may contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company's ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such "forward-looking" statements are set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2004. The Company's future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Pompano
Beach, Bruce S. Rosenbloom, CFO, 954-979-5995.

                             ###
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              PETMED EXPRESS, INC. AND SUBSIDIARIES
                   FINANCIAL HIGHLIGHTS

      CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (UNAUDITED)


                                                                     Three Months Ended                Nine Months Ended
                                                                       December 31,                       December 31,
                                                                 2004              2003               2004               2003
                                                              ----------        ----------         ----------         ----------

Sales                                                    $    20,782,837   $    17,169,571   $     84,826,062   $     72,526,362
Cost of sales                                                 12,337,310        10,119,515         50,905,585         43,448,019
                                                              ----------        ----------         ----------         ----------

Gross profit                                                   8,445,527         7,050,056         33,920,477         29,078,343
                                                              ----------        ----------         ----------         ----------
Operating expenses:
  General and administrative                                   2,541,197         2,318,094          8,734,370          8,057,719
  Advertising                                                  2,628,090         2,618,149         16,012,910         13,571,119
  Depreciation and amortization                                  146,609           137,705            460,962            397,105
                                                              ----------        ----------         ----------         ----------
 Total operating expenses                                      5,315,896         5,073,948         25,208,242         22,025,943
                                                              ----------        ----------         ----------         ----------

 Income from operations                                        3,129,631         1,976,108          8,712,235          7,052,400
                                                              ----------        ----------         ----------         ----------
 Other income (expense)
  Interest expense                                                     -            (4,213)              (880)            (8,420)
  Interest income                                                 33,409             2,085             55,414              8,939
  Other, net                                                         906                90              2,317              1,076
                                                              ----------        ----------         ----------         ----------
 Total other income (expense)                                     34,315            (2,038)            56,851              1,595
                                                              ----------        ----------         ----------         ----------

 Income before provision for income taxes                      3,163,946         1,974,070          8,769,086          7,053,995

 Provision for income taxes                                    1,206,835           750,146          3,182,182          2,579,299
                                                              ----------        ----------         ----------         ----------

 Net income                                              $     1,957,111   $     1,223,924   $      5,586,904   $      4,474,696
                                                              ==========        ==========         ==========         ==========

 Net income per common share:
  Basic                                                  $          0.08   $          0.06   $           0.25   $           0.23
                                                              ==========        ==========         ==========         ==========
  Diluted                                                $          0.08   $          0.05   $           0.23   $           0.19
                                                              ==========        ==========         ==========         ==========
 Weighted average number of common shares outstanding:
  Basic                                                       23,266,549        19,631,732         22,670,044         19,339,370
                                                              ==========        ==========         ==========         ==========
  Diluted                                                     23,903,297        23,739,336         23,867,698         23,333,622
                                                              ==========        ==========         ==========         ==========

                                                                   BALANCE SHEET DATA
                                                              December 31,       March 31,
                                                                 2004              2004
                                                              ----------       -----------
                                                             (UNAUDITED)

 Working capital                                         $    19,221,758   $    11,338,004
 Total assets                                                 24,288,805        18,480,808
 Total liabilities                                             2,655,081         4,486,299
 Total shareholders' equity                                   21,633,724        13,994,509


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